UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 2, 2010
Date of report (Date of
earliest event reported)

GMAC INC.
(Exact name of registrant as specified in its charter)

Commission file number: 1-3754

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center
P.O. Box 200  Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

GMAC Inc. (“GMAC”) today announced that James Mackey, group vice president and senior Finance executive, has been appointed interim chief financial officer, effective April 2, 2010.

Mackey, 42, joined GMAC in March 2009 and has responsibility for Financial Planning and Analysis, Investor Relations and Finance support for the company’s Treasury and Risk activities.  He will continue to have oversight for these areas in addition to serving as interim chief financial officer.

Before joining GMAC, Mackey served as the chief financial officer of the Corporate Investments, Treasury and Private Equity divisions at Bank of America from 2007 to March 2009.  Prior to this, from 1998 to 2007, he held several roles in the Global Structured Products group at Banc of America Securities with increasing responsibility, serving as a managing director since 2006.  Mackey began his Finance career in 1992 at PriceWaterhouseCoopers.

GMAC’s search for a permanent chief financial officer is ongoing.  The appointment of an interim chief financial officer is to ensure that the company has appropriate Finance leadership during the quarterly financial review process and to aid in the transition of a permanent chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMAC INC.
(Registrant)

Dated:	April 2, 2010	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller